UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 20, 2010 (May 19, 2010)
GLOBAL INDUSTRIES, LTD.
(Exact Name of Registrant as Specified in Its Charter)

Louisiana (State or Other Jurisdiction of Incorporation)	0-21086 (Commission File Number)	72-1212563 (I.R.S. Employer Identification No.)

8000 Global Drive	70665
Carlyss, LA
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 583-5000
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
Global Industries, Ltd. (the “Company”) held its annual meeting of shareholders on May 19, 2010, and the following matters were voted on at that meeting:
     1. The following nominees, who will serve until their respective successors are elected and qualified or until their earlier death or resignation, were elected as directors:

Director	For	Withhold	Broker non-votes

Charles O. Buckner	92,362,512	425,490	0
John A. Clerico	79,462,242	13,325,760	0
Lawrence R. Dickerson	92,471,786	316,216	0
Edward P. Djerejian	91,921,791	866,211	0
William J. Dore	91,692,238	1,095,764	0
Larry E. Farmer	92,432,008	355,994	0
Edgar G. Hotard	91,744,544	1,043,458	0
Richard A Pattarozzi	80,065,631	12,722,371	0
James L. Payne	92,429,890	358,112	0
Michael J. Pollock	91,958,059	829,943	0
John B. Reed	92,119,984	668,018	0
     2. The amendment to the Company’s amended and restated articles of incorporation to increase the number of authorized shares of common stock to 250,000,000 was approved by the following vote:

For	Against	Abstain	Broker non-votes

93,635,680	8,930,317	22,735
     3. The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm was ratified based on the following vote:

For	Against	Abstain	Broker non-votes

101,872,255	686,378	30,099

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.
By:	/s/ Russell J. Robicheaux
Russell J. Robicheaux
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

May 20, 2010